EXHIBIT 21.1

SUBSIDIARIES OF ZHONE TECHNOLOGIES, INC.

Zhone Technologies, Inc. Canada

Zhone Technologies International, Inc. Delaware

Zhone Technologies Campus, LLC California

Zhone International Ltd. Cayman Islands

Zhone Technologies Australia PTY LTD Australia

Zhone Technologies BV Netherlands

Zhone Technologies De Argentina SRL Argentina

Zhone Technologies do Brasil LTDA Brazil

Zhone Technologies GMBH Germany

Zhone Technologies KK Japan

Zhone Technologies Ltd. United Kingdom

Zhone Technologies Limited Hong Kong

Zhone Technologies Pte. Ltd. Singapore

Zhone Technologies S. de R.L. de C.V. Mexico

Zhone Technologies SRL Italy

Zhone Merger Subsidiary I, Inc. Delaware

Zhone Merger Subsidiary II, Inc. Delaware

ZTI Merger Subsidiary III, Inc. Delaware

CAG Technologies, Inc. California

OptaPhone Systems, Inc. California

Premisys Communications, Inc. Delaware

Simpulan Mutiara Sdn. Bhd. Malaysia

Vpacket Communications, Inc. California

Xybridge Technologies, Inc. Texas

Zhone Technologies Finance, Inc. Delaware

Tellium, Inc. Delaware

Astarte Fiber Networks, Inc., Colorado

Tellium (UK) Limited United Kingdom

Tellium International, LLC, Delaware

Tellium Global Sales & Services, LLC, Delaware

Tellium Benelux, B.V.B.A., Belgium